Exhibit 23.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tricon Residential Inc. of our report dated March 2, 2021 relating to the consolidated financial statements of Tricon Residential Inc., which is incorporated by reference in the Amendment No. 1 to the Registration Statement on Form F-10.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada
December 7, 2021